Exhibit 10.13

No. 2010 Yishui S-0036

CONTRACT OF LOAN
OF
SMALL SCALE ENTEPRISE
（2009 Edition）

NOTE: The contract is made based on equality and free will under a negotiation pursuant to relevant Laws; any Articles of the contract shall be a true representation of both parties’ Position. To protect the legal equity of Guarantor, the Creditor friendly reminds Guarantor to pay more attention to the text written in bold.

LENDER:		INDUSTRIAL & COMMERCIAL BANK OF CHINACO., LTD YISHUI BRANCH

	Principal:	LI LIN

	Business Add:	ZHENGYANG RD. YISHUI COUNTY

	Tel: 2251413	Fax: 2251421

	Zip: 276400	E-mail:

BORROWER:		SHANDONG LONGKONG TRAVEL DEVELOPMENT CO., LTD

	Corporate representative:	ZHANG SHANJIU

	Business Add/Living Add:	YONGFU VILLAGE YAODIANZI TOWN YISHUI COUNTY

	Tel: 2553919	Fax: 2553919

	Zip: 276400	E-mail:

Through an Equal consultation related to Lender issuing the Loan to Borrower, both parties agree to sign the Contract.

Part I Loan Terms

Article 1: Purpose of Loan

The purpose of the Loan under the Contract is working capital supplement, facility maintenance. Without the consent in writing from Lender, the Borrower shall not change the purpose of the loan, the Lender may supervise on the purpose of the Loan.

Article 2: Amount and Period of the Loan
The basis currency under the Contract is RMB, amount: 10,000,000.00 Yuan. ( In words： TEN MILLION YUAN)

The period of the loan under the Contract is SIX MONTHS, starting from fund drawdown date, (drawing by installments, from the first drawing date). The execution date shall be based on the date written on due bill.

Article 3: Interest Rate, Interest and Expenses.
3.1 The way to determine the RENMINBI loan interest rate

The lending rate shall be determine with option 2

(1)	Fixed rate, annual rate _NULL_ %, remaining unchanged during the period of the Loan.

(2)
Floating rate, the rate shall be based on basic rate plus Floating range, the basic rate shall be the current basic interest rate announced by POBC on the effective date stipulated in item 2.2 of the Contract, floating range shall be up (up/down/zero) 20 % remaining unchanged during the period of loan. After drawdown, the interest shall be calculated in term which each term contains of 1 month. the interest concluded day of the second term shall be the same day in next month after the first term is expired. If no exact same day in adjustment month, the last day of the month shall be regarded as the interest concluded day. The following terms applies to the method. Drawdown carried out by installments, the lending rate shall be adjusted with item NULL as following:

A.	In any drawdown term, the lending rate shall be the rate that determined in each interest concluded day, and be adjusted in next term.

B.	Lending rate shall be determined and adjusted separately.

(3)	other __________NULL_________________________.

3.2 The way to determine the Foreign Currency loan interest rate

(1) Fixed rate, annual rate _NULL %, remaining unchanged during the period of the Loan.

(2) Floating rate, the lending rate shall be a floating rate that made from interest margin, which calculated by: Basic rate + basic points

Basic rate: _NULL (LINBOR/HIBOR) in_NULL month(s)

Basic points: how many points, each point as 0.01%

The interest margin shall be remaining unchanged during the period of the loan. Drawdown by installments, each installment lending rate shall be calculated separately. After drawing, the basic rate shall be adjusted with item NULL as following and interest shall be calculated by term.

A.
The basic rate shall be floating in accordance with the term. The adjustment day of the basic rate in second term shall be the Same Day in next month comparing to drawdown day in first term. If no the Same Day in the next months, the last day of the next month shall be regarded as the Same Day.

B.	The basic rate shall be adjusted in the first day of each interest term.

(3) Other:              NULL                .

3.3 The lending interest shall be calculated by day from the drawdown date under this Contract, interest shall be paid in every month (month/quarter/six months), the loan due, the interest shall be paid completely. And: Daily Interest Rate = Annual Interest Rate/360.

3.4 overdue penalty interest shall be the Lending interest rate PLUS 50%; Change purpose penalty interest shall be the Lending interest rate PLUS 100%.

Article 4: Drawdown

The loan fund shall be drawn by Borrower in accordance with actual demand, the first drawdown shall be completed before  the date of 9th June, 2010; the last drawdown shall be completed before   NULL  ; otherwise, the Lender may cancel the total or part loan.

Article 5: Repayment
5.1 The Borrower shall repay the loan under this Contract with Item (2) as following:

(1) Repay in a lump sum when the loan due

(2)Repay by installments scheduled as following:

Date planning to repay	Amount planning to repay

25-7-2010	Five Million Yuan

15-10-2010	Five Million Yuan

5.2 In such following event, the Borrower shall repay the loan immediately when the certain fund is ready; the Borrower shall not provide Lender compensation in such event.

NULL

5.3 With an exception describing in Item 5.2, the borrower repay the loan in advance, shall provide Lender the compensation at a rate of NULL % of the prepaid amount.

Article 6: Guarantee

6.1 The loan under this Contract is a guaranteed loan, the guarantee type shall be Guarantee.

6.2 The loan under this Contract is guarantee of a maximum amount, the contract of guarantee of a maximum amount as following:

  The name of the contract: Contract of Guarantee

  No.: 2010 Yishui B 0025#

  No.: 2010 Yishui B 2036#

Guarantor:	TIANYUAN TIANCHENG GUARANTEE CO.,LTD & ZHANG SHANJIU

Article 7: Financial Engagement

The Borrower shall follow the financial engagement under the Contract as following: (Optional Clause, ( ) Applicable (x) Non-applicable)
_______________________________/_______________________________________________________________________________________

Article 8: Dispute Settlement

The dispute arising shall be resolved by the ways as following: (2)

(1)
Submit the dispute to ______/__________ arbitration association, at the place of ______/______ under the arbitration regulations. The arbitration award is the final solution with legal force to both parties

(2)	Go to court locating where the Lender located in.

Article 9: Other
9.1 The contract is made out in 2 duplicates, each for Lender and Borrower.

9.2 The following attachment and other attachment that accepted by both Parties shall be the inalienable part of this Contract, with the same legal effect:

 Attach 1: Drawdown Notice

 Attach 2: Agreement of engaging payment.

Article 10: Other Matter Accepted by Both Parties

Part II
Contract Terms of Small-Scale Enterprise Loan

Article 1: Interest and interest rate

1.1
To foreign currency Loan, LIBOR means the foreign currency inter-bank lending interest rate shows on the page of “LIBO=” through Financial Telecommunication Terminal announced by REUTRES on the day that 2 bank business days(London time: 11:00 at noon) prior to the drawdown day or basis rate adjustment day. HIBOR means the Hong Kong Dollar inter-bank lending interest rate shows on the page of “HIBO=” through Financial Telecommunication Terminal announced by REUTRES on the day that 2 bank business days(Hong Kong time: 11:00 at noon) prior to the drawdown day or basis rate adjustment day.

1.2	The lending rate under this Contract shall be a Floating Rate, interest rate shall be adjusted following same step when loan due.

1.3	Interest repaid by month, the pay day shall be 20th every month; repaid by quarter: on 20th day of the last month of the quarter; repaid by six months: on 20th June and 20th December of the year.

1.4
The first interest payment duration shall be starring from the exact drawdown day to the first interest duration pay day; the last interest payment duration shall be starring the previous duration due day to the final interest pay day; the other interest payment duration shall be starring from the date that one day prior to the previous interest payment duration ending to next interest pay day.

1.5	If POC adjusts the loan interest basis rate, the lending interest rate under this contract shall be determined or adjusted by relevant regulations, the lender shall not give Borrower another Lender.

Article 2: Drawdown and Repayment

2.1 When and until the following conditions are met, the lending banks will be obliged to make the Loan available to the Borrower except the Borrower agrees to release the loan.

(1) Except Credit Loan, the Borrower shall provide related Guarantee to the Loan as the Lender required, and completed all necessary guarantee procedure; no any change shall be occur to the state of the Guarantee with any influence on Lender.

(2) At the moment of each drawdown, the statement and guarantee provide by Borrower under the Contract shall be remaining true, correct, complete, and without any breaches among the Contract and other contract that signed between the Lender and the Borrower.

(3) The proof document of the Loan purpose provided by the Borrower shall match the loan purpose under this Contract.

2.2 If the Borrower invests the loan under the Contract on fixed asset, the following conditions shall be met beside the pre-conditions pursuant to the item 2.1.

(1) The loan project has been examined and approved, or registry filed by certain state authorities

(2) The capital or other related capital of the loan project has been set as required schedule and ratio.

(3) No cost overrun or it has been settled

(4) The job schedule is accomplished as planned, the exact project schedule goes in phase with investing schedule.

2.3 The Borrower carries out the drawdown, the Drawdown Notice shall be submitted in 5 bank business days advance. The Drawdown shall not be withdrawn without a consent in writing from Lender.

2.4 The drawdown pre-condition provided by the Borrower meets the requirement of the Lender, or Lender agrees to release the loan, the lender transfers the loan to an account appointed by the Borrower; that means the loan has been released by Lender under this Contract.

2.5 In accordance with certain supervising regulations or the operating rules of Lender, drawing or using the loan shall be processed in entrusting payment. In such event, the lender shall transfer the loan to a trustee qualified under this Contract according to the entrusting agreement and drawdown notice provided by Borrower. An entrusting payment agreement shall be signed between Lender and Borrower and be attached to the Contract. The Borrower shall open or appoint a sole account to process the entrusting payment.

Article 3: Repayment

3.1 The Borrower shall repay the principle, interest and other payable under this Contract as scheduled. Borrower shall deposit the above items of payment in the Repayment Account opened with Lender on the day prior to schedule pay day or interest concluded day. The Lender may deduct the payment from above mentioned account on the day mentioned with the necessary cooperation provided by Borrower. If the money in account is insufficient to cover all items of payment, the Lender has a right to determine the paying order.

3.2 The Borrower requests for a prepayment for total or part Loan, an application shall be submit to Lender in 10 bank business day advance. The Lender approved, a compensation shall be provide to lender under the contract.

3.4 The Lender has a right to withdraw the loan in advance in accordance with the state of fund repaying.

3.5 The Borrower repaying the loan or the Lender withdrawing in advance under the Contract, which causes the exact loan duration to shorten, in such event, the lending interest rate range shall be remaining unchanged.

Article 4: Guarantee

4.1 Except a credit loan, a legal and valid guarantee shall be provided for the Borrower’s obligation under this contract to Lender. The Guarantee Contract shall be signed separately.

4.2 Such events occur to Guaranty, damage, depreciation, property right dispute, sealed up or detained, disposal by Mortgagor; or Guarantor’s financial situation worsening; the Borrower shall inform the Lender in time, and provide another Guarantee accepted by Lender.

4.3 with Lender’s consent, the Guarantee under this contract is a receivable account, within the period of the Contract, one of such following events happens, the Lender has a right to declare the loan is due, and request Borrower to repay the total or part principal and interest, or request borrower to provide another guarantee which shall be legal, valid and sufficient amount.

(1) The bad debt ratio of receivable account of pledger has been rising up in 2 continuous months.

(2) The un-received account of receivable account is more than 5% on the total balance related to a debtor.

(3) The business dispute (including but not limited to, quality, technology, service dispute) or debt dispute rising up among the Pledger and debtor of the receivable account and a third party, which causes the receivable account to be repaid as scheduled.

Article 5: Account management

5.1 The loan under the Contract is to be used for capital circling in business operation, the Borrower shall appoint a sole account opened with Lender to collect the sales or repay the loan as scheduled. Relevant sales settled not in cash, the Borrower shall guarantee that transfer the money to above sole account in time when it is collected.

5.2 The Lender has a right to supervise the above sole account, including but not limited to, acknowledging or watching the money inward or outward, the Borrower shall provide the necessary assistance. If required by Lender, the sole agreement of account supervision shall be signed.

Article 6: Statement and Guarantee

Such following statement and Guarantee shall be made to Lender, which remaining valid within the duration of the Contract.

6.1 The Borrower is duly organized and valid under the law of the People’s Republic of China and has the power and authority to own  its property to consummate the transactions contemplated in this contract and join the litigation, The Borrower has the power to handle it assets used in operation.

6.2The Borrower is at its option to sign and perform this contract. It is the Borrower’s true meaning and has the power to sign this contract  and it is not breach it article of association or regulations or contracts. The procedure for signature and performance or this contract has been gone through and fully effectiveness. The Borrower already obtained or being obtained all permit, approval, file, registration related to the signing and carrying out the Contract.

6.3 Other payable debt has been repaid as scheduled, and no intent loan and interest overdue to bank.

6.4 No material infringement of regulations in business operation ever occurred in a recently year, no any bad record of the present senior staff of borrower’s company.

6.5 All documents, materials, reports and certificates provided to the Lender by the Borrower for consummation of the contract is true, real, complete and effective.

6.6 The Borrower shall not hide any involved lawsuit, arbitration or compensation dispute.

6.7 The loan under the Contract is to be used to invest on fixed asset, the project and the related loan shall apply to laws and regulation.

Article 7: Lender’s commitment

7.1 Drawing and using the loan pursuant to the duration and loan purpose describing under the Contract, the Loan shall not go in any form into security market, futures market or other purpose that prohibited or limited by laws or regulations.

7.2 To repay loan principal and interest or other payable expenses under the Contract.

7.3 To accept and assist the Lender to examine and supervise the state of loan using (including using purpose) in such ways: account analysis, bill examination, research on site, etc. To report the state of loan using termly as Lender required.

7.4 To accept the credit check; to provide correct, complete financial situation and other documents that may indicate the ability of debt repaying, including any account bank, account opened with bank, balance of deposit, etc. to assist lender to check, examine and supervise the business operation and financial situation.

7.5 Any share dividend or bonus shall not be issued before the Loan and other payable expense under the Contract is repaid completely.

7.6 A consent in writing shall be obtained when Borrower get involved in such following event:

(1) Merger, splitting, capital reduction, share transfer, join partnership, retirement of a partnership, transfer material asset or creditor’s right, material external investment, debt-add financing activities and other operation may has any influence on Lender.

7.7 Notice shall be provided to Lender in time in such following event occurs:

(1) Such following items get changed: bushiness name, seal, articles of association, business registered address, corporate representative or principal, contact address, etc.

(2) Suspension, dismissed, liquidation, suspending to reform, business license withdrawn, cancellation or applying for bankrupt (or declared bankrupt).

(3)Involved in or being involved in material economic dispute, lawsuit, arbitration; or asset sealed up, seized, ordered for enforcement; or being investigated or punished by judicial authorities, tax authority, industrial and administrative authorities.

(4) Shareholders, directors or present senior staff, promoter or sponsor gets involved into material suitcase or economic dispute.

7.8 To disclose the relation among the related parties and related transaction among them completely, correctly, in time.

7.9 To receive and sign any notice in time which sent by mail or other method from the Lender.

7.10 The Borrower shall not dispose its asset in a way by decreasing the debt repaying ability; the guarantee provided to a third party shall not have any influence on Lender’s equity.

7.11 To bear the cost or expenses caused by signing and carrying out the Contract, and the paid or payable expenses that occurs to Lender for realizing the creditor’s right under the Contract, including but not limited to, lawsuit or arbitration fees, Property preservation expenses, attorney fee, legal enforcement execution expenses, assessment fee, auction expense, announcement expense, etc.

7.12 The debt under the Contract repaying order is prior to that of the debt to shareholder, corporate representative or principal, partner, major sponsor or key officers from the management; and the order shall be equal with similar debt to other creditor.

Article 8: Lender’s commitment

8.1 To release the loan under the Contract.

8.2 To keep non-disclosed the information and documents provided by Borrower classified, which related to Borrower’s financial situation and bushiness operation with an exception that stipulated by laws and by another agreement related to this Contract.

Article 9: Breach of Faith

9.1 Any such event shall be regarded as breach of faith under the Contract:

(1)	The Borrower fails to accomplish the obligation of repaying under the Contract; or breach any statement, commitment or guarantee.

(2)	The state of the Guarantee under the contract get changed which may cause a negative influence on Lender’s equities, and the Borrower fails to provide another guarantee accepted by Lender.

(3)
Borrower fails to repay any other due debt (including declared due in advance), or fails to carry out or breaches the obligations under the Contract, which already or may cause Borrower to carry out the obligation under the Contract;

(4)
The Borrower’s profitability, debt payback ability, solidity or cash flow, etc. such financial index breaks the standard under engagement; or it worsen enough to affect the obligation being carried out under this Contract.

(5)	A material change occurs to Borrower’s business operating, external investment, which already or may cause Borrower to carry out the obligation under the Contract;

(6)
Borrower and its directors, corporate representative or principal partner, major sponsor or key officers from the management, such above people get involved or may get involved material economic dispute, lawsuit, arbitration; or asset sealed up, seized, ordered for enforcement; or being investigated or punished by judicial authorities, tax authority, industrial and administrative authorities; or being exposed by public media for breaching State Regulations or policy;  which already or may cause Borrower to carry out the obligation under the Contract;

(7)
Such events occurs to Borrower, change of equity, or change of controlling company relation, partnership, joint venture relation, or natural major investor person, key officer from management is transferred unusually, is missing, under an investigation or under a restriction of personal freedom by certain judicial authorities.

(8)	Borrower defraud Lender of fund or Credit Line with a false contract with related party or with a blank Contract; or Borrower evades the debt through internal related transaction;

(9)	Borrower already or may suspend, dismiss, liquid, suspend to reform, business license withdrawn, registry cancellation or applying for a bankrupt (declared a bankrupt);

(10)
Borrower breaches such laws or regulation related to food safety, safety in production, environment protection, or supervising regulations, or industry standard, and  causes an responsible accident , which already or may cause Borrower to carry out the obligation under the Contract;

(11)
Corporate representative or principal, partner, natural major investor person or key officer from the management, such people get involved with gangland, drug-taking, gambling, smuggling etc. illegal actions.

(12)	Overdue tax, overdue debt, arrears of wage occur to Borrower.

(13)	Other events may cause negative influence on realizing the credit’s right under the Contract for Lender.

9.2 Borrower breach the contract, the lender may take one or more actions as following:

(1)  Request Borrower to correct its breaches in a period.

(2) Totally or partly, suspend or terminate the loan fund drawing application under any contract between the Borrower and Lender, unreleased loan fund, not yet applied trade financing activities.

(3) Declare the principal and interest of un-repaid loans/trade financing activities and account payable under the Contract or other contracts, totally or partly due immediately.

(4) Claim a compensation to the Borrower of loss caused by the Borrower’s breaches.

(5) Other actions that Lender may regard that is necessary and possible pursuant to the laws and regulations.

9.3 The Loan is due (including declared due immediately), the Borrower fails to repay under the contract, the Lender may charge a overdue penalty interest under the Contract. To unpaid overdue interest, a compound interest may be charged in accordance with overdue interest rate.

9.4 Borrower changed the purpose of the loan as engaged under the Contract, the lender may charge a penalty interest on the part of the loan that is changed purpose from the date the loan is diverted in accordance with purpose-diverted penalty interest rate. The interest unpaid during the loan diverting shall be charged a compound interest in accordance with purpose-diverted penalty interest.

9.5 The event describing separately in Item 9.3 and Item 9.4 occur together, the penalty interest rate shall be the highest one, but no several counts.

9.6 The Borrower fails to repay the principal and interest (including penalty interest and compound interest) or other payable account, the Lender may publish an announcement on public media.

9.7 The controlling or being controlled relation among the Borrower and related parties changed, or the events describing in Item 9.1 except the (1), (2) occur to the Borrower’s related parties, which already or may cause Borrower to carry out the obligation under the Contract, the Lender may have a right to take any action under the Contract.

Article 10: Deduction

10.1 The Borrower fails to repay the due loan (including declared due immediately), the Lend may have a right to deduct the money from any account (RMB or Foreign currency) that the Borrower opened with PBOC or other organizations of PBOC to repay the debt, till the debt is paid up under the Contract.

10.2 The currency of the money deducted from the above mention account is different from the currency under the Contract, it shall be changed according to current foreign exchange rate. The interest and other expenses and the expenses that caused by foreign exchange rate floating rise within the duration from the money deducting day to debt cleared day shall be taken by the Borrower, which “debt cleared day” above mentioned shall be the day on that the Lender changes the currency following the state foreign currency exchange policy and paid the debt up.

10.3 The money that Lender deducts is insufficient to cover the debt, the Lender has a right to determine the repayment order.

Article 11: Transferring of Rights and obligation

11.1 The Lender has a right to transfer the rights under the contract totally or partly to a third party, consent from the Borrow shall not be needed related to the transferring. Without the consent in writing from the Lender, the Borrower shall not transfer any right or any obligation under the contract to any third party.

11.2 The Borrower shall accept that, when it is needed, the Lender relegates carrying on the Contract to other organizations of ICBC, or transfers the loan under the Contract to above organizations. The above organizations authorized by the Lender have a right to carry out all the rights under the Contract, to raise the dispute related to the Contract to a law court, an arbitration authority, to apply for a law enforcement order from a Court.

Article 12: Becomes effective, Alternation and Termination

12.1 The Contract shall be effective from the date it signed and terminated on the date all obligations are fulfilled by Borrower.

12.2 Both parties agreed that the Contract may be altered in writing; any alternation shall be regarded as a non-separated part of the Contract with the same legal effect. Except the alternation, the rest part of the contract is remaining valid; the old clauses and items shall be valid before the alternation becomes effective.

12.3 The alternation and the termination of the contract, shall cause no influence on the right for each party to claim the compensation; the termination shall cause no influence on the effect of the clause or Items to resolve the dispute.

Articles 13: Law applicable and Dispute Settlement

The signing, effect, explanation, being carried out, dispute settlement of the contract applies for the Laws of People’s Republic of China. Any dispute raises out related to the contract shall be resolved by negotiation between two parties; dispute un-negotiable or failing in negotiation shall be resolved pursuant to the relevant Articles under the Contract.

Article 14: Contract Integrality

The part I: loan terms and the Part II: contract terms of the small scale enterprise build a complete Contract, the same word in above part has the same meaning. The loan for the Borrower abides by the two parts.

Article 15: About Notice

15.1 Any notice under the Contract shall be issued in writing. With an exception defined in another agreement, both parties agrees that the Address mention in the contract means communication and contact address. Any party changes it address or contact method, shall inform another party in writing in time.

15.2 Any party under the contract refuse to sign for receival or who is unreachable, in such event, the informing party may chose notarization or public announcement for delivery.

Article 16: Other Provision

16.1 Borrower fails to exercise its part or total rights, or postpones exercising right under the contract, that shall not be regarded as the Borrower waives this right and other rights or exempted from the right. It shall cause no influence on Borrower to exercise this right or the other rights continuously.

16.2 Any clause becomes invalid or un-executive, which shall not cause any influence on effect, execution of the other clause or the entire contract.

16.3 Pursuant to relevant laws, regulations or other rules under certain regulation documents or requirement of Financial Supervision Authority, Lender may provide the information or other relevant information that related to the Contract to the Basic Database of Credit Information of Bank of China or other database set up by laws, such above data may be accessible to qualified organizations and Persons to check up. Also the Lender shall check up the Borrower’s information in above database to preparing the Contract.

16.4 “related party”, “relation among related party”, “related transaction”, “natural major investor person”, “key officer from the management”, such words mentioned in contract shall have the same meaning with the words defined in <<Corporate Accounting Codes-36#>> (Acc[2006] 3#) and its amendments.

16.5 Any bill or certificate made by Borrower and kept under the contract pursuant to general business practice, which shall be the valid proof to evident the debt relation between the Lender and Borrower. The Lender shall abide by it.

16.6 In this contract: (1) anytime mentions Contract means the entire contract including its amendment and supplement; (2) the title of each article is using for preferring only, it shall not be used on explanation of the Contract, and it shall be no any limitation to the content and the scope of the article; (3) during the Contract performing, if any drawdown day or repayment day is not a bank business day, it shall be postponed to the next bank business day.

Confirmed by both parties that: The negotiation related to all articles of the Contract has been made by both parties. The Lender already reminds the Borrower to pay more attention on the articles of both parties’ rights and obligations, and to understand them completely; the Borrower has made sufficient explanation to the articles that pointed out by Borrower. The Borrower has reviewed the Contract and understood any article of the Contract. (Including Part I Loan Terms and Part II Contract Terms of Small-Scale Enterprise Loan), both parties have the comprehension of the clauses of the contract in common without objection to the content of the contract.

LENDER: (seal)	Industrial & Commercial Bank of China Co., Ltd Yishui Branch (sealed)

Principal/Authorized Proxy:	LI LIN (signed and sealed)

Borrower: (seal)	Shandong Longkong travel development Co., Ltd(sealed)

Corporate Representative/Authorized Proxy:	Zhang Shangjiu (signed and sealed)

Date: 11-5-2010

Attachment 1:
DRAWDOWN NOTICE

To: Industrial and Commercial Bank of China Yishui Branch

In accordance with the Contract of Loan of Small-Scale Enterprise (hereinafter prefers: “Loan Contract” No.:2010 Yishui 036#) between Borrower and you bank on the date of 11-5-2010. The Borrower has satisfied all conditions precedent to the drawdown stipulated under The Contract, the Borrower hereby notifies you that the Borrower plans to withdraw as following:

I.	Borrower plans to withdraw the fund of RMB (currency) 10,000,000.00 Yuan on the date of 11-5-2010.

II.	The term of the Loan is Six months, expired on the date of 15-10-2010.

III.	Please kindly transfer above fund to our sole account as following:

Account Holder: Shandong Longkong travel development Co., Ltd

Account:     _____________________________________

Account Bank: ICBC Yishui Branch

IV.	Pursuant to the stipulation of The Contract and Entrusting Payment Agreement, the fund shall be paid out by Borrower.

If the Lender is entrusted to pay out the fund directly, we hereby authorize and entrust the bank to pay out to the following payee’s ccount after the fund is transferred to Borrower’s sole account:

Account Holder:____________________________________

Account:     _____________________________________

Account Bank: ___________________________________

Note: the fund being to paid more payee, the list of payee and account shall be attached.

V.	Such Confirmation Provided to Bank

1.	The fund shall be used in the purpose that stipulated by The Contract.

2.	Any statement, Guarantee, Commitment we provided to The Contract is real, accurate, complete and valid on/before the date that the Notice is delivered.

3.	No material change occurs to the business operating and financial situation of Borrower till the date that the Notice is delivered.

4.
On the date that the Notice is delivered, no any breach or predictable breach is existing under any loan contract or related to a loan contract. And we further confirm that such above events shall not occur on the drawdown day.

5.	The Notice is irrevocable as it is delivered.

 Borrower: (seal) Shandong Longkong travel development Co., Ltd (sealed)

 Corporate Representative/Authorized proxy: /s/ Zhang Shanjiu  (sealed)

Date: 11-5-2010

No.: 2010 Yishui Bao 0025#

CONTRACT OF GUARANTEE

NOTE: The contract is made based on equality and free will under a negotiation pursuant to relevant Laws; any Articles of the contract shall be a true representation of both parties’ Position. To protect the legal equity of Guarantor, the Creditor friendly reminds Guarantor to pay more attention to the text written in bold.

CREDITOR:	INDUSTRIAL & COMMERCIAL BANK OF CHINA CO., LTD YISHUI BRANCH hereinafter referred “Party A”

Principal:	LILIN
Business Add:	ZHENGYANG RD. YISHUI COUNTY
Tel & Fax:vv	2251413

GUARANTOR:	TIANYUAN TIANCHENG GUARANTEE CO., LTD hereinafter referred “Party B”

Corporate representative:	YIN XIANGSHAN
Business Add/Living Add:	63# YINQUESHAN RD. LANSHAN DISTRICT
Tel & Fax:	0539-7166313

To ensure Party A’s equity getting realized, Party B agrees to provide Party A the Guarantee (Counter-Guarantee) of its own accord. To confirm each party’s rights and obligations, both parties agreed to sign the Contract under an equal negotiation pursuant to Contract Law, Security Law, and other relevant Regulations.

Article 1: Guaranteed Main Creditor’s Right

1.1
The main Creditor’s Right is that arranged in the Main contract (Contract of Small-scale Enterprise Loan No.: Yishui 2009-0036#) signed between Party A and Shandong Longkong travel development Co., Ltd, hereinafter referred Debtor, on 11-5-2010.

1.2	The amount and period of the Main Debt describing under Main Contract.

Article 2: Guarantee Type

The type of Guarantee provided by Party B shall be Joint Guarantee.

Article 3: Scope of Guarantee

The scope of Guarantee provided by Party B shall contains of Main debt principal, interest, compound interest, penalty interest, penalty, compensation, exchange rate loss (loss caused by exchange rate floating) and cost to realize the creditor’s right(including but not limited to, lawsuit expense, attorney fee).

Article 4: Period of Guarantee

4.1 The Main Contract is a contract of loan, the period of Guarantee under the Contract shall be 2 years starting from the date that loan is due; Party A declares the loan is due in advance, the period of Guarantee shall be 2 years starting from the due date in advance.

4.2 The Main Contract is a bank acceptance agreement, the period of Guarantee shall be 2 years starting from the date that the next day when Party A accepts the bills.

4.3 The Main Contract is an agreement of Guarantee, the period of Guarantee shall be 2 years starting from the date that the next day when Party A carries out the guarantee obgliation.

4.4 The Main Contract is a contract of opening L/C, the period of Guarantee shall be 2 years starting from the date that the next day when Party B pays the money under the L/C.

4.5 The Main Contract is other financing document, the period of Guarantee shall be 2 years starting from the date that the Main Debt is due or due in advance.

Article 5: Statements and Warranties of Party B

Party B states and guarantees as following:

5.1 Qualified for a Guarantor by laws; the Guarantee provided to Party A that already got all necessary approval or permit pursuant to the procedure and authoring power of Articles of Association, without breaching any laws, regulations and other relevant rules.

5.2 Party B is a public company or controlled by a public company, it shall ensure that provide the disclosure related to the information of carrying out the Guarantee pursuant to Security Act, or Security Exchange Act, or other laws, regulations and rules.

5.3 Party B has sufficient power to carry out the Guarantee responsibility; any dictates, changing on financial situation, any agreement signed with a third party shall cause no any exemption and deduction to the Guarantee obligation.

5.4 Party B shall acknowledge the purpose of the debt under Main Contract completely, provide the Guarantee for Debtor with a free-will; the representation of the position shall be true.

5.5 Any data or information provided to Party B shall be real, correct, and complete, without false record, material missing or misleading statement.

5.6 Party B is a natural person, he shall state and guarantee as following:

  A. a person with complete capacity for civil rights and civil conduct;

  B. with a legal earning and sufficient debt repaying capacity;

  C. without a bad credit record related to overdue loan, owning interest, intentionally overdrawing a credit card, welshing.

  D. without a bad habit such as gambling or drug abuse, etc., and criminal record.

  E. a guarantee related to consent from his/her wife/husband shall be provided to Party A.

Article 6: Commitment of Party B

Party B commits to Party A as following:

6.1 In one of such events, the Guarantee obligation shall be carried out by Party B in 5 days after informed by Party A.

A. The debtor fails to repay as the Main Debt due (including due in advance)

B. Such events occur to Party B or Debtor: bankrupt, dismiss, liquidation, suspension, business license withdrawn, cancellation.

6.2 The Main Debt to Party A is under a security for thing which provided by debtor or by a third party, Party A may request Party B to carry out the Guarantee first, or request Party B and Guarantor under a thing to carry out the guarantee at the same time, Party B shall not plead it. The Guarantee obligation shall remain unchanged even if Party B waives or changes or loses the other Guarantee.

6.3 provide financial information, tax return and other information related to financial situation;

6.4 Such events occur, the consent from Party B may not need; and Party B shall continue to carry on the Guarantee obligation under the Contract.

A. Party A and Debtor both agree to change the Main Contract, but not add more obligation and undertaking.

B. A floating rate is taken in the Main contract or People’s Bank of China adjusts the Stand Loan Rate, which causes the amount in Main Contract changed.

C. Party A transfers the Main creditor’s right to a third party.

6.5 Providing other Guarantee to a third party shall not affect Party B’s equities.

6.6 In such events, reform to a shareholding company, joint venture, consolidation, merger, business affiliated, stock ownership, transfer material asset, transfer creditor’s right, and other matters may cause a negative influence on Party A’s equities under the Contract, Party B shall inform Party A in 30days advance about above matters, and a writing consent shall be obtain from Party A, or provide an arrangement related to the guarantee under the Contract accepted by Party A, otherwise, such above actions shall not be carried out.

6.7 One of following matters occurs, shall inform Party A in time.

A. Any changing or amendment or modifying on such items: Articles of association, business scope, registered capital, corporate representative, stock ownership.

B. Suspended, dismissed, liquidation, suspend for rectification, bushiness license withdrawn, cancelled or bankrupt requird.

C. involved or being involved a material economic dispute, a lawsuit, arbitration; or asset and property is sealed up, seized or supervised.

D. Party B is a natural person, living address, company working with, contact method changed.

6.8 To sign the received informing letter from Party A in time.

Article 7: Party A’s commitment

Party A commits that: to keep such items confidential that provided by Party B, relevant documents, financial information and the non-disclosing information contained in other relevant documents.

Article 8: Breach of Faith

8.1 The contract becomes effective, any party fails to carry out the obligation under the Contract, or breach any statement, guarantee, commitment under the Contract, which shall be regarded as Breach Contract. Any loss caused by above Breach Contract, the compensation shall be provided to another party.

8.2 Party B fails to carry out the Guarantee obligation under the Contract, Party A may draw or deduct the money to repay the Debt under the Main Contract from the accounts that Party B opened with Industrial & Commercial Bank of China or its branch or affiliated agency. The basis currency of above accounts is different from the Debt, a current foreign exchange rate shall be taken to calculate the amount shall be drawn or deducted at the date that the money is drawn or deducted.

8.3 Any party breaches the Contract, another party may take any legal actions under the Laws, Regulations or rules of People’s Republic Country of China with an exception that stipulated under another agreement.

Articles 9: Becomes Effective, Alteration and Termination

9.1 The Contract shall be effective from the day signed.

9.2 Any alteration to the Contract shall be carried out in writing under a negotiation between both parties. The altered clauses or agreement shall be the part of the Contract with the same legal effect. The rest part except the altered sections of the Contract remains unchanged legal effect, prior to going effective of the altered sections.

9.3 Any clause of the Contract becomes invalid or unrealizable, which shall not cause any influence on the other clauses remaining effective and realizable.

9.4 The alteration or termination of the contract, which shall not have any influence on each party to claim a compensation, or the article about dispute settlement.

Article 10: Dispute Settlement

The signing, effect, explanation, carrying out and dispute settlement of the Contract are applied for laws of People’s Republic Country of China. Any dispute or issue related to the Contract shall be resolved by a negotiation between both parties; otherwise, the option B shall be selected:

A.
Submit arising dispute to the arbitration associate of _____________, following the current Arbitration Regulations when the dispute is submitted, the arbitration shall take place in _____________(address). The Arbitration award shall be regarded as the final settlement and both parties shall abide by it.

B.	Go to court locating where the Party A located in.

Article 11: Other Provision
11.1 Without a consent in writing from Party A, Party B shall not transfer total or part rights or obligations of the Contract.

11.2 Party A fails to carry out or partly carry out or delays to carry out any right under the Contract, which shall not be regarded as waiving the right or waiving/altering other rights, without any influence on carrying out the right or any other right.

11.3 Pursuant to relevant laws, regulations or other rules under certain regulation documents or requirement of Financial Supervision Authority, party A may provide the information or other relevant information that related to the Contract to the Basic Database of Credit Information of Bank of China or other database set up by laws, such above data may be accessible to qualified organizations and Persons to check up. Also the Party A shall check up the Party B’s information in above database to preparing the Contract.

11.4 This contract is made out in 2 duplicates, each for both parties，with the same legal effect。
Articles 12: Other Matter Accept by Both Parties

12.1 Guarantor hereby states that: my guarantee is made pursuant to procedure and authorized power under our Articles of Association and regulations, without breaching any relevant Regulations. If any statement mentioned above is false or any information is hiding from it, I shall take any responsibility caused by it.

12.2 ____________________________________________.

Party A:	Industrial and Commercial Bank of China

Yishui Branch(sealed)

LI LIN (signed)

Party B:	Tianyuan Tiancheng Guarantee Co., Ltd (sealed)

Corporate Representative/Authorized proxy:	YIN XIANGSHAN(sealed)

  Date: 11-5-2010

                  No.: 2010 Yishui Bao 2036#

CONTRACT OF GUARANTEE

NOTE: The contract is made based on equality and free will under a negotiation pursuant to relevant Laws; any Articles of the contract shall be a true representation of both parties’ Position. To protect the legal equity of Guarantor, the Creditor friendly reminds Guarantor to pay more attention to the text written in bold.

CREDITOR:	INDUSTRIAL & COMMERCIAL BANK OF CHINA CO., LTD YISHUI BRANCH hereinafter referred “Party A”

Principal:	LILIN
Business Add:	ZHENGYANG RD. YISHUI COUNTY
Tel & Fax:	2251413

GUARANTOR:	ZHANG SHANJIU & CHEN RONGXIA hereinafter referred “Party B”

Corporate representative:	___________________________
Business Add/Living Add:	Room 104, Building 16# Shuangcheng RD. Yishui Town Yishui County
Tel & Fax:	13581051001

To ensure Party A’s equity getting realized, Party B provide the Party A the Guarantee (Counter-Guarantee) of its own accord. To confirm each party’s rights and obligations, both parties agreed to sign the Contract under an equal negotiation pursuant to Contract Law, Security Law, and other relevant Regulations.

Article 1: Guaranteed Main Creditor’s Right

1.1
The main Creditor’s Right is that arranged in the Main contract (Contract of Small-scale Enterprise Loan No.: Yishui 2009-0036#) signed between Party A and Shandong Longkong Travel Development Co., Ltd, hereinafter referred Debtor, on 11-5-2010.

1.2	The amount and period of the Main Debt describing under Main Contract.

Article 2: Guarantee Type

The type of Guarantee provided by Party B shall be Joint Guarantee.
Article 3: Scope of Guarantee

The scope of Guarantee provided by Party B shall contains of Main debt principal, interest, compound interest, penalty interest, penalty, compensation, exchange rate loss (loss caused by exchange rate floating) and cost to realize the creditor’s right(including but not limited to, lawsuit expense, attorney fee).

Article 4: Period of Guarantee

4.1 The Main Contract is a contract of loan, the period of Guarantee under the Contract shall be 2 years starting from the date that loan is due; Part A declares the loan is due in advance, the period of Guarantee shall be 2 years starting from the due date in advance.

4.2 The Main Contract is a bank acceptance agreement, the period of Guarantee shall be 2 years starting from the date that the next day when Party A accepts the bills.

4.3 The Main Contract is an agreement of Guarantee, the period of Guarantee shall be 2 years starting from the date that the next day when Party A carries out the guarantee obgliation.

4.4 The Main Contract is a contract of opening L/C, the period of Guarantee shall be 2 years starting from the date that the next day when Party B pays the money under the L/C.

4.5 The Main Contract is other financing document, the period of Guarantee shall be 2 years starting from the date that the Main Debt is due or due in advance.

Article 5: Statements and Warranties of Party B
Party B states and guarantees as following:

5.1 Qualified for a Guarantor by laws; the Guarantee provided to Party A that already got all necessary approval or permit pursuant to the procedure and authoring power of Articles of Association, without breaching any laws, regulations and other relevant rules.

5.2 Party B is a public company or controlled by a public company, it shall ensure that provide the disclosure related to the information of carrying out the Guarantee pursuant to Security Act, or Security Exchange Act, or other laws, regulations and rules.

5.3 Party B has sufficient power to carry out the Guarantee responsibility; any dictates, changing on financial situation, any agreement signed with a third party shall cause no any exemption and deduction to the Guarantee obligation.

5.4 Party B shall acknowledge the purpose of the debt under Main Contract completely, provide the Guarantee for Debtor with a free-will; the representation of the position shall be true.

5.5 Any data or information provided to Party B shall be real, correct, and complete, without false record, material missing or misleading statement.

5.6 The main debt claims guaranteed under this contract is international financing activities provide by Party A, the Party B shall accept and agree to the relevant international business rules.

5.7 Party B is a natural person, he shall state and guarantee as following:

A. a person with complete capacity for civil rights and civil conduct;

B. with a legal earning and sufficient debt repaying capacity;

C. without a bad credit record related to overdue loan, owning interest, intentionally overdrawing a credit card, welshing.

D. without a bad habit such as gambling or drug abuse, etc., and criminal record.

E. a guarantee related to consent from his/her wife/husband shall be provided to Party A.

Article 6: Commitment of Party B
Party B commits to Party A as following:

6.1 In one of such events, the Guarantee obligation shall be carried out by Party B in 5 days after informed by Party A.

A. The debtor fails to repay as the Main Debt due (including due in advance)

B. Such events occur to Party B or Debtor: bankrupt, dismiss, liquidation, suspension, business license withdrawn, cancellation.

6.2 The Main Debt to Party A is under a security for thing which provided by debtor or by a third party, Party A may request Party B to carry out the Guarantee first, or request Party B and Guarantor under a thing to carry out the guarantee at the same time, Party B shall not plead it. The Guarantee obligation shall remain unchanged even if Party B waives or changes or loses the other Guarantee.

6.3 provide financial information, tax return and other information related to financial situation;

6.4 Such events occur, the consent from Party B may not need; and Party B shall continue to carry on the Guarantee obligation under the Contract.

A. Party A and Debtor both agree to change the Main Contract, but not add more obligation and undertaking.

B: Under the item describing the international financing, Party A and Party B amend the L/C related to the Main Contract, the payment obligation is not risen or payment extension is not enlarged.

C. A floating rate is taken in the Main contract or People’s Bank of China adjusts the Stand Loan Rate, which causes the amount in Main Contract changed.

D. Party A transfers the Main creditor’s right to a third party.

6.5 Providing other Guarantee to a third party shall not affect Party B’s equities.

6.6 In such events, reform to a shareholding company, joint venture, consolidation, merger, business affiliated, stock ownership, transfer material asset, transfer creditor’s right, and other matters may cause a negative influence on Party A’s equities under the Contract, Party B shall inform Party A in 30days advance about above matters, and a writing consent shall be obtain from Party A, or provide an arrangement related to the guarantee under the Contract accepted by Party A, otherwise, such above actions shall not be carried out.

6.7 One of following matters occurs, inform Party A in time.

A. Any changing or amendment or modifying on such items: Articles of association, business scope, registered capital, corporate representative, stock ownership.

B. Suspended, dismissed, liquidation, suspend for rectification, bushiness license withdrawn, cancelled or bankrupt requird.

C. involved or being involved a material economic dispute, a lawsuit, arbitration; or asset and property is sealed up, seized or supervised.

D. Party B is a natural person, living address, company working with, contact method changed.

6.8 To sign the received informing letter from Party A in time.

6.9 Under the domestic L/C or its terms, buyer financing, inward L/C and inward documentary bills/pay for importer, in any such following event, the Party B shall take the guarantee without a defense; and the Party B shall not raising any exemption or defense;

Article 7: Party A’s commitment

Party A commits that: to keep such items confidential that provided by Party B, relevant documents, financial information and the non-disclosing information contained in other relevant documents: stop payment order or injunctive related to above mentioned obligation under the L/C terms from any legal authorities or any administrative authorities, property related to above L/C sealed up, seized, frozen, or other familiar actions.
6.10 Under such business operations, shipping guarantee, INDORSEMENT, authorized delivery, Party B refuses to pay under the L/C terms, which shall cause no exemption or defense.

Article 8: Breach of Faith

8.1 The contract becomes effective, any party fails to carry out the obligation under the Contract, or breach any statement, guarantee, commitment under the Contract, which shall be regarded as Breach Contract. Any loss caused by above Breach Contract, the compensation shall be provided to another party.

8.2 Party B fails to carry out the Guarantee obligation under the Contract, Party A may draw or deduct the money to repay the Debt under the Main Contract from the accounts that Party B opened with Industrial & Commercial Bank of China or its branch or affiliated agency. The basis currency of above accounts is different from the Debt, a current foreign exchange rate shall be taken to calculate the amount shall be drawn or deducted at the date that the money is drawn or deducted.

8.3 Any party breaches the Contract, another party may take any legal actions under the Laws, Regulations or rules of People’s Republic Country of China with an exception that stipulated under another agreement.

Articles 9: Becomes Effective, Alteration and Termination

9.1 The Contract shall be effective from the day signed.

9.2 Any alteration to the Contract shall be carried out in writing under a negotiation between both parties. The altered clauses or agreement shall be the part of the Contract with the same legal effect. The rest part except the altered sections of the Contract remains unchanged legal effect, prior to going effective of the altered sections.

9.3 Any clause of the Contract becomes invalid or unrealizable, which shall not cause any influence on the other clauses remaining effective and realizable.

9.4 The alteration or termination of the contract, which shall not have any influence on each party to claim a compensation, or the article about dispute settlement.

Article 10: Dispute Settlement

The signing, effect, explanation, carrying out and dispute settlement of the Contract are applied for laws of People’s Republic Country of China. Any dispute or issue related to the Contract shall be resolved by a negotiation between both parties; otherwise, the option B shall be selected:

A.   Submit arising dispute to the arbitration associate of _____________, following the current Arbitration Regulations when the dispute is submitted, the arbitration shall take place in _____________(address). The Arbitration award shall be regarded as the final settlement and both parties shall abide by it.

B.  Go to court locating where the Party A located in.

Article 11: Other Provision

11.1 Without a consent in writing from Party A, Party B shall not transfer total or part rights or obligations of the Contract.

11.2 Party A fails to carry out or partly carry out or delays to carry out any right under the Contract, which shall not be regarded as waiving the right or waiving/altering other rights, without any influence on carrying out the right or any other right.

11.3 Pursuant to relevant laws, regulations or other rules under certain regulation documents or requirement of Financial Supervision Authority, party A may provide the information or other relevant information that related to the Contract to the Basic Database of Credit Information of Bank of China or other database set up by laws, such above data may be accessible to qualified organizations and Persons to check up. Also the Party A shall check up the Party B’s information in above database to preparing the Contract.

11.4 This contract is made out in 2 duplicates, each for both parties, with the same legal effect.

Articles 12: Other Matter Accept by Both Parties

12.1 __________________NULL_____________________

12.2 __________________NULL_____________________.

Party A:	Industrial and Commercial Bank of China

Yishui Branch(sealed)

Authorized Representative:	LI LIN (signed)

Party B:	ZHANG SHANJIU & CHEN RONGXIA

Corporate Representative/Authorized proxy:	ZHANG SHANJIU & CHEN RONGXIA(signed)

Date: 11-5-2010